Exhibit 10.1

TIME SHARING AGREEMENT

THIS TIME SHARING AGREEMENT (the “Agreement”) is made and entered into this 6th day of April, 2022, by and between L & P Transportation LLC with an address of 233 Dennis Weaver Drive, Webb City, MO 64870 (“Operator”) and J. Mitchell Dolloff, with an address of 1 Leggett Road, Carthage, MO 64836 (“User”).

WITNESSETH, that

WHEREAS, Operator owns the aircraft more particularly described on Exhibit A attached hereto (collectively, the “Aircraft”);

WHEREAS, Operator employs a fully qualified flight crew to operate the Aircraft; and

WHEREAS, Operator desires to lease the Aircraft with flight crew to User and User desires to lease the Aircraft and flight crew from Operator on a time sharing basis pursuant to Section 91.501(b)(6) and (c)(i) of the Federal Aviation Regulations (the “FARs”).

NOW THEREFORE, Operator and User declaring their intention to enter into and be bound by this Agreement, and for the good and valuable consideration set forth below, hereby covenant and agree as follows:

1. Operator agrees to lease the Aircraft to User pursuant to the provisions of FAR 91.501(b)(6) and (c)(i) and to provide a fully qualified flight crew for all operations on a non-continuous basis commencing on the date hereof and continuing unless and until terminated. Either party may terminate this Agreement by giving ten (10) days written notice to the other party.

2. User shall pay Operator for each flight conducted under this Agreement an amount per mile to be determined by Operator not to exceed the actual expenses of each specific flight, as authorized by FAR Part 91.501(d), including the actual expense of any “deadhead” flights made for User, as authorized by FAR Part 91.501(d). The expenses authorized by FAR Part 91.501(d) include:

(a)	Fuel, oil, lubricants and other additives.

(b)	Travel expenses of the crew, including food, lodging, and ground transportation.

(c)	Hangar and tie-down costs away from the Aircraft’s base of operations.

(d)	Insurance obtained for the specific flight.

(e)	Landing fees, airport taxes, and similar assessments.

(f)	Customs, foreign permit, and similar fees directly related to the flight.

(g)	In flight food and beverages.

(h)	Passenger ground transportation.

(i)	Flight planning and weather contract services.

(j)	An additional charge equal to 100% of the expenses listed in subparagraph (a) of this paragraph.

3. Operator will pay all expenses related to the operation of the Aircraft when incurred, and will provide an invoice and bill User for the expenses enumerated in paragraph 2 above within 15 days after a flight for the account of User occurs. User shall pay Operator for said expenses within 15 days of receipt of the invoice and bill therefor. User shall include with each payment any federal transportation excise tax due with respect to such payment, and Operator shall be responsible for collecting, reporting and remitting such tax to the U.S. Internal Revenue Service.

4. User will provide Operator with requests for flight time and proposed flight schedules as far in advance of any given flight as possible. Requests for flight time and proposed flight schedules shall be made in compliance with Operator’s scheduling procedures. In addition to proposed schedules and flight times, User shall provide at least the following information for each proposed flight at some time prior to scheduled departure as required by Operator or Operator’s flight crew.

(a)	Proposed departure point;

(b)	Destination;

(c)	Date and time of flight;

(d)	The names and number of anticipated passengers;

(e)	The nature and extent of unusual luggage and/or cargo to be carried;

(f)	The date and time of a return flight, if any; and

(g)	Any other information concerning the proposed flight that may be pertinent or required by Operator or Operator’s flight crew.

5. Operator shall pay all expenses related to the ownership and operation of the Aircraft and shall employ, pay for and provide to User a qualified flight crew for each flight made under this Agreement.

6. Operator shall be solely responsible for securing maintenance, preventive maintenance and required or otherwise necessary inspections on the Aircraft, and shall take such requirements into account in scheduling the Aircraft. No period of maintenance, preventive maintenance or inspection shall be delayed or postponed for the purpose of scheduling the Aircraft, unless said maintenance or inspection can be safely conducted at a later time in compliance with all applicable laws and regulations, and within the sound discretion of the pilot in command. The pilot in command shall have final and complete authority to cancel any flight for any reason or condition which in his judgment would compromise the safety of the flight.

7. In accordance with applicable FARs, the flight crew will exercise all of its duties and responsibilities in regard to the safety of each flight conducted hereunder. User specifically agrees that the pilot in command, in his sole discretion, may terminate any flight, refuse to commence any flight, or take other action which in the considered judgment of the pilot in command is necessitated by considerations of safety. The parties agree that Operator shall not be liable for delay or failure to furnish the Aircraft and crew member pursuant to this Agreement for any reason or no reason at all.

8. Operator will provide such additional insurance coverage as User shall request or require; provided, however, that the cost of such additional insurance shall be borne by User as set forth in paragraph 2(d) hereof.

9. User warrants that:

(a)	He will not use the Aircraft for the purposes of providing transportation for passengers or cargo in air commerce for compensation or hire; and

(b)

During the term of this Agreement, he will abide by and conform to all such laws, governmental and airport orders, rules and regulations, as shall from time to time be in effect relating in any way to their operation and use of the Aircraft by a time sharing User.

10. Neither this Agreement nor either party’s interest herein shall be assignable to any other person. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, representatives and successors.

11. Nothing herein shall be construed to create a partnership, joint venture, franchise, employer-employee relationship or to create any relationship of principal and agent.

12. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri.

13. TRUTH IN LEASING STATEMENT UNDER SECTION 91.23 (FORMERLY 91.54) OF THE FARS.

(A) THE AIRCRAFT LISTED IN EXHIBIT A HAS BEEN MAINTAINED AND INSPECTED UNDER PART 91 OF THE FEDERAL AVIATION REGULATIONS DURING THE 12 MONTHS PRECEDING THE EXECUTION OF THIS AGREEMENT. OPERATOR CERTIFIES THAT THE AIRCRAFT PRESENTLY COMPLIES WITH THE APPLICABLE MAINTENANCE AND INSPECTION REQUIREMENTS OF PART 91 OF THE FEDERAL AVIATION REGULATIONS.

(B) OPERATOR CERTIFIES THAT THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER PART 91 OF THE FEDERAL AVIATION REGULATIONS FOR OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT DURING THE DURATION OF THIS AGREEMENT.

(C) OPERATOR CERTIFIES THAT OPERATOR (AT THE ADDRESS SET FORTH BELOW OPERATOR’S SIGNATURE), AND NOT USER, IS CONSIDERED RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT IDENTIFIED AND TO BE OPERATED UNDER THIS AGREEMENT WHEN USER IS USING THE AIRCRAFT UNDER THIS AGREEMENT DURING THE TERM.

(D) AN EXPLANATION OF THE FACTORS BEARING ON OPERATIONAL CONTROL AND THE PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE RESPONSIBLE FAA FLIGHT STANDARDS OFFICE (FSO).

THE UNDERSIGNED OPERATOR (AT THE ADDRESS SET FORTH BELOW OPERATOR’S SIGNATURE) CERTIFIES THAT OPERATOR IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT AND THAT OPERATOR UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

OPERATOR:
L & P Transportation LLC

By:	/s/ Scott S. Douglas
Name:	Scott S. Douglas
Title:	Vice President & Secretary

Address: 233	Dennis Weaver Drive

Webb City, MO 64870

The “Instructions For Compliance with Truth-In-Leasing Requirements” attached as Exhibit B hereto are incorporated herein by reference.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused the signatures of their authorized representatives to be affixed below on the day and year first above written. The persons signing below warrant their authority to sign.

A copy of this Agreement must be carried in the Aircraft while being operated hereunder.

Operator:		User:

L & P Transportation LLC		/s/ J. Mitchell Dolloff
J. Mitchell Dolloff
By:	/s/ Scott S. Douglas
Name:	Scott S. Douglas
Title:	Vice President & Secretary

EXHIBIT A

Registration Number	Serial Number	Aircraft Description
N751LP	544	Learjet Inc. model 75 (FAA description 45)
N752LP	554	Learjet Inc. model 75 (FAA description 45)

EXHIBIT B

INSTRUCTIONS FOR COMPLIANCE WITH

TRUTH IN LEASING REQUIREMENTS

1.

Mail a copy of the Agreement to the following address via certified mail, return receipt requested, immediately upon execution of the agreement (14 C.F.R. 91.23 requires that the copy be sent within twenty-four (24) hours after it is signed):

Federal Aviation Administration

Aircraft Registration Branch

ATTN: Technical Section

P.O. Box 25724

Oklahoma City, Oklahoma 73125

2.	Telephone or fax the responsible Flight Standards Office at least forty-eight (48) hours prior to the first flight made under this Agreement.

3.	Carry a copy of the Agreement in the Aircraft at all times when the Aircraft is being operated under the Agreement.